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                                                                  EXHIBIT 4.13

                               SEVENTH AMENDMENT
                         Dated as of December 31, 1995

     SEVENTH AMENDMENT dated as of December 31, 1995 (this "Amendment") to CREDIT AGREEMENT dated as of February 25, 1993 (as amended by First Amendment dated as of August 3, 1993, Second Amendment dated as of September 23, 1993, Third Amendment dated as of December 1, 1993, Fourth Amendment dated as of May 12, 1994, Fifth Amendment and Waiver dated as of October 31, 1994, and Sixth Amendment dated as of March 17, 1995, the "Credit Agreement") among VARCO INTERNATIONAL, INC., a California corporation, CITICORP USA, INC. and CITIBANK, N.A.

     PRELIMINARY STATEMENTS. The parties to the Credit Agreement wish to amend the Credit Agreement in certain respects as hereinafter set forth. Terms defined in the Credit Agreement are used in this Amendment as defined in the Credit Agreement and, except as otherwise indicated, all references to Sections and Articles refer to the corresponding Sections and Articles of the Credit Agreement.

     The parties hereto therefore agree as follows:

     SECTION 1. Amendment. Effective as of the Effective Date (as defined in
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Section 2 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the definition of "Stock Repurchase Program" in
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Section 1.01 is deleted and restated in full as follows:

          "Stock Repurchase Program" means the purchase by the Borrower at any
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     time or from time to time during the period commencing on May 12, 1994 and ending on December 31, 1996 of its common stock for an aggregate cost not exceeding $50,000,000.

     SECTION 2. Conditions to Effectiveness. This Amendment shall be effective
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as of December 31, 1995 (the "Effective Date"), subject to the Lender's receipt of: (i) a counterpart of this Amendment executed by the Borrower, (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower attaching a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and certifying the name and true signature of each officer of the Borrower executing this Amendment on its behalf, and (iii) counterparts of a Consent and Acknowledgement in the form attached as Annex A hereto executed by each Guarantor.

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     SECTION 3. Representations and Warranties.  The Borrower represents and
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warrants as follows as of the date hereof and the Effective Date: (a) the
Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment;
(b) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene the Borrower's charter or by-laws, or any law or any contractual restriction binding on or affecting the Borrower; (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment or for the performance by the Borrower of the Credit Agreement as hereby amended; (d) this Amendment and the Credit Agreement as hereby amended constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; (e) all representations and warranties of the Borrower set forth in Article IV are true and correct, as if repeated and restated in full herein (except to the extent that such representations and warranties expressly relate solely to an earlier date and then are correct as of such date); and (f) no Default or Event of Default has occurred and is continuing.

     SECTION 4. Reference to and Effect on the Credit Agreement.  Upon the
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effectiveness of Section 1 hereof, on and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the Note or the other Loan Documents to "the Credit Agreement", shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     SECTION 5.  Execution in Counterparts.  This Amendment may be executed in
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any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

     SECTION 6.  Governing Law.  This Amendment shall be governed by, and
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construed in accordance with, the laws of the State of New York.

     SECTION 7.  Expenses.  Each party hereto shall bear its own costs and
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expenses (including counsel fees and expenses) in connection with the preparation, execution and delivery of this Amendment.

                                       2.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  VARCO INTERNATIONAL, INC.

                                  By:____________________________

                                  Title:_________________________


                                  CITICORP USA, INC.

                                  By:____________________________
                                        Vice President


                                  CITIBANK, N.A.

                                  By:____________________________
                                        Vice President

                                      3.